Exhibit 10.36

SERIES C PREFERRED PURCHASE AGREEMENT

by and among

CROWN LIMITED,

CROWN CCR GROUP INVESTMENTS ONE, LLC,

CROWN CCR GROUP INVESTMENTS TWO, LLC,

MILLENNIUM GAMING, INC.,

OCM ACQUISITIONCO, LLC

and

CANNERY CASINO RESORTS, LLC

Dated as of March 3, 2010

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	2

ARTICLE 2	SALE AND PURCHASE OF SERIES C PREFERRED UNITS	6

2.1	Sale and Purchase of Series C Preferred Units	6

2.2	Consideration	7

2.3	Closing Deliveries of CCR	7

2.4	Closing Deliveries of the Purchasers	7

2.5	Closing Deliveries of the Parent	8

ARTICLE 3	CLOSING	8

3.1	Closing	8

3.2	Closing Date	8

ARTICLE 4	REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES	8

4.1	Company Organization and Good Standing	8

4.2	CCR Authority; Enforceability	9

4.3	Capitalization; Valid Issuance	9

4.4	Consents and Approvals	10

4.5	No Violations	10

4.6	Governmental Authorizations; Compliance with Laws	10

ARTICLE 5	REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASERS AND THE PARENT	11

5.1	Organization and Good Standing	11

5.2	Authority; Enforceability	11

5.3	Consents and Approvals	11

5.4	No Violations	11

5.5	Securities Act	12

5.6	Investor Status	12

5.7	Securities Not Registered	12

5.8	Tax Matters	12

ARTICLE 6	COVENANTS OF THE PARTIES	12

6.1	Crown Consent	12

i

6.2	Cooperation	13

6.3	Guarantee	14

6.4	Use of Proceeds	15

ARTICLE 7	CONDITIONS TO CLOSING	15

7.1	Conditions to the Obligations of All Parties	15

7.2	Conditions to the Obligations of the Purchasers and the Parent	15

7.3	Conditions to the Obligations of CCR	16

ARTICLE 8	TERMINATION	16

8.1	Termination	16

8.2	Effect of Termination	17

8.3	Gaming Approvals	17

ARTICLE 9	GENERAL	17

9.1	Entire Agreement	17

9.2	No Third Party Rights or Obligations	17

9.3	Counterparts	17

9.4	Headings	18

9.5	Applicable Law	18

9.6	Enforcement	18

9.7	Waiver of Jury Trial	18

9.8	Waiver of Conditions	18

9.9	Transaction Expenses	19

9.10	Construction	19

9.11	Severability	19

9.12	Amendments	19

9.13	Assignments	19

9.14	Notices	19

9.15	Further Assurances	22

9.16	Confidentiality	22

9.17	Additional Rules of Construction	22

ii

ANNEXES AND SCHEDULES

Annexes

Annex I:      Form of Third Amended and Restated Operating Agreement

Schedules

Schedule 4.3(a):         Capitalization

Schedule 4.3(b):         Exceptions to Certain Equity Representations

iii

SERIES C PREFERRED PURCHASE AGREEMENT

This SERIES C PREFERRED PURCHASE AGREEMENT, dated as of March 3, 2010 (this “Agreement”), is by and among (i) Crown Limited, an Australian company (the “Parent”), (ii) Crown CCR Group Investments One, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Parent (“Crown One”), (iii) Crown CCR Group Investments Two, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Parent (“Crown Two” and, collectively with Crown One and the Parent, the “Crown Parties”), (iii) Millennium Gaming, Inc., a Nevada corporation (“Millennium”), (iv) OCM AcquisitionCo, LLC, a Delaware limited liability company (“AcquisitionCo” and, collectively with Millennium, Crown One and Crown Two, the “Purchasers” and each, a “Purchaser”), and (v) Cannery Casino Resorts, LLC, a Nevada limited liability company (“CCR”).

RECITALS

WHEREAS, CCR proposes to enter into (i) that certain Amendment No. 1 to First Lien Credit Agreement, of even date herewith, among CCR, Washington Trotting Association, Inc., a Delaware corporation (“WTA”), each Lender party thereto and Bank of America, N.A. (“Bank of America”), to amend the First Lien Credit Agreement (the “First Lien Credit Agreement”), dated as of May 18, 2007, among CCR, WTA, the lenders from time to time party thereto, Bank of America, and the other financial institutions party thereto, and (ii) that certain Third Amendment, of even date herewith, among CCR, WTA, GE Business Financial Services (“GE”), and the Lenders party thereto, to amend the Amended and Restated Loan Agreement (the “FF&E Loan Agreement”), dated as of May 18, 2007, among CCR, WTA, GE and the lenders from time to time party thereto, as amended by the First Amendment thereto, dated as of June 1, 2007, and the Second Amendment thereto, dated as of December 19, 2007 (the First Lien Credit Agreement and the FF&E Credit Agreement being hereinafter referred to collectively as the “Credit Agreements”);

WHEREAS, in connection with the Company’s execution and delivery of the Credit Agreements, subject to the terms and conditions hereof, CCR desires to sell and issue to the Purchasers, and the Purchasers desire to purchase from CCR, an aggregate of 75,000 Series C Non-Participating Units of CCR (the “Series C Preferred Units”), for an aggregate purchase price of Seventy-Five Million Dollars ($75,000,000);

WHEREAS, CCR intends to use the proceeds from the issuance of the Series C Preferred Units to repay a portion of the outstanding indebtedness under certain debt facilities of CCR; and

WHEREAS, upon the closing of the transactions contemplated by this Agreement, the Purchasers, which constitute all of the members of CCR, will enter into the Third Amended and Restated Operating Agreement of CCR (the “Revised Operating Agreement”), in the form attached hereto as Annex I;

NOW, THEREFORE, in consideration of the terms, conditions and other provisions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

Definitions

As used in this Agreement, the following terms shall have the following meanings:

1.1.          “AcquisitionCo” has the meaning set forth in the Preamble.

1.2.          “Affiliate” means, with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract, or otherwise; provided, however, that when used with respect to the Parent, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) shall require the ownership of securities or other interests having the power to elect a majority of the Board of Directors or similar governing body of such Person.

1.3.          “Agreement” has the meaning set forth in the Preamble.

1.4.          “Bank of America” has the meaning set forth in the Recitals.

1.5.          “Business” means the gaming, racing, entertainment, hospitality and related businesses and operations conducted by the Companies in Nevada and Pennsylvania.

1.6.          “Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York, New York generally are authorized or required by Law to close.

1.7.          “CCR” has the meaning set forth in the Preamble.

1.8.          “Closing” has the meaning set forth in Section.

1.9.          “Closing Date” has the meaning set forth in Section 3.2.

1.10.        “Code” means the Internal Revenue Code of 1986, as amended.

1.11.        “Companies” means, collectively, CCR and its Subsidiaries; “Company” means, individually, any of CCR or its Subsidiaries.

1.12.        “Contract” means any agreement, lease, license, note, mortgage, contract or other legally binding obligation, in each case, including all modifications and amendments thereto.

1.13.        “Credit Agreements” has the meaning set forth in the Recitals.

1.14.        “Crown Parties” has the meaning set forth in the Preamble.

1.15.        “Current Operating Agreement” means the Second Amended and Restated Operating Agreement of CCR, dated as of April 24, 2009, by and among the members of CCR.

1.16.        “Effect” has the meaning set forth in the definition of “Material Adverse Effect.”

1.17.        “FF&E Loan Agreement” has the meaning set forth in the Recitals.

1.18.        “First Lien Credit Agreement” has the meaning set forth in the Recitals.

1.19.        “GAAP” means United States generally accepted accounting principles in effect from time to time.

1.20.        “Gaming Approvals” has the meaning set forth in Section 6.2(c).

1.21.        “Gaming Authority” means any Governmental Entity with regulatory control, authority or jurisdiction over casino, pari-mutuel and lottery or other gaming activities and operations, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the City of Las Vegas and the City of North Las Vegas, the Pennsylvania Gaming Control Board and the Pennsylvania Harness Racing Commission.

1.22.        “Gaming Laws” means all Laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over, casino and pari-mutuel, lottery or other gaming activities within the State of Nevada or the Commonwealth of Pennsylvania, including the rules and regulations established by any Gaming Authority.

1.23.        “GE” has the meaning set forth in the Recitals.

1.24.        “Governing Documents” means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles or certificate of organization and the limited liability company agreement or operating agreement; (e) if another type of entity, any other charter or similar document adopted or filed in connection with the creation, formation or organization of such entity; and (f) any amendment or supplement to any of the foregoing.

1.25.        “Governmental Authorization” means any authorization, approval, consent, finding of suitability, license, permit, franchise, registration, exemption or similar right, approval or authorization from any Governmental Entity (including any Gaming Authority).

1.26.        “Governmental Entity” means any federal, state or local government or any subdivision thereof, any supranational, or any domestic or foreign federal, state or local court, tribunal (including any arbitrator or arbitral tribunal), legislative, executive, or regulatory authority, agency, department, commission, instrumentality or body, including any Gaming Authority.

1.27.        “Income Tax” means any federal, state, local, or foreign income tax based upon or measured by net income, including any interest, penalty, or addition thereto, whether disputed or not.

1.28.        “Indebtedness” means, without duplication, any indebtedness for borrowed money, obligations evidenced by notes, bonds, debentures or similar instruments, net obligations (positive or negative) under any swap contract or hedging agreement and guarantees of any of the foregoing.

1.29.        “knowledge” means, for the purpose of Section 4.6(a), when referring to the knowledge of any Company, the actual knowledge of William Paulos, William Wortman, Tom Lettero, and Guy Hillyer.

1.30.        “Law” or “Laws” means any federal, state, regional, local, municipal or other statute, law, code, ordinance, Order, rule or regulation or any common law right or obligation, including the Gaming Laws.

1.31.        “Licensed Persons” means all Persons who are associated or affiliated with the Parent, the Purchasers or their Affiliates and who are, in the view of the applicable Gaming Authorities, required to be licensed or provide information under applicable Gaming Laws in order to consummate the transactions contemplated by this Agreement.

1.32.        “Liens” means all liens, assessments, governmental charges or levies, security interests, deeds of trust, pledges, charges, conditional sales contracts, mortgages or encumbrances.

1.33.        “Material Adverse Effect” means (i) any fact, change, development, circumstance, event, effect or occurrence (an “Effect”) that, when considered either individually or in the aggregate with all other Effects, is materially adverse to the business (excluding any future development opportunities), properties, assets, liabilities, financial condition or results of operations of the Companies, taken as a whole, (ii) any failure of CCR to be able to deliver to the Purchasers at the Closing, free and clear of all Liens, the Series C Preferred Units or (iii) the loss by any Subsidiary of CCR of its non-restricted gaming license necessary to operate its gaming Business in the State of Nevada, the loss by CCR of its finding of suitability as a holding company of any Subsidiary holding such non-restricted gaming license, or the loss of Washington Trotting Association, Inc.’s Category I Slot Machine License to operate its gaming Business; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Effect under clause (i) above:  (A) an Effect in general business, economic, political, legislative, social, regulatory or other conditions, whether locally, nationally or internationally, or in the financial, banking or securities markets (including changes to interest rates, currency rates or the value of the U.S. Dollar relative to other currencies, consumer confidence, stock, bond and/or debt prices and trends), or any acts of war, hostilities, military action, sabotage or terrorism (whether or not declared or undeclared) or any escalation or worsening of any such acts of war, hostility, military action, sabotage or terrorism; (B) any Effect resulting from the announcement of this Agreement and the transactions contemplated hereby, or the identity of the Parent, the Purchasers or any of their Affiliates as the acquiror of the Companies; (C) any failure to meet projections, forecasts or revenue or earnings predictions for any period, provided that the underlying causes of any such failure shall not be excluded; (D) any changes in Law, GAAP or any accounting regulation (including any proposal or adoption of any new Law or GAAP rule or any change in the interpretation or enforcement of any existing Law or GAAP rule); (E) any Effect in the travel, hospitality or gaming industries generally; or (F) any taking of any action by any of the parties hereto specifically required by this Agreement to be so taken; provided, however, that the Effects set forth in clauses (A), (D) and (E) above may be taken into account to the extent such Effects have a materially disproportionate impact on the Companies.

1.34.        “Millennium” has the meaning set forth in the Preamble.

1.35.        “Obligations” has the meaning set forth in Section 6.3(a).

1.36.        “Order” means any order, injunction, judgment, decree, ruling, writ, or arbitration or judicial award.

1.37.        “Parent” has the meaning set forth in the Preamble.

1.38.        “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, Governmental Entity, joint venture, estate, trust, association, organization or other entity of any kind or nature.

1.39.        “Preferred Purchase Price” has the meaning set forth in Section 2.2.

1.40.        “Purchaser” and “Purchasers” have the meanings set forth in the Preamble.

1.41.        “Representatives” of any Person shall mean such Person’s directors, managers, members, officers, employees, agents, advisors, Affiliates and representatives (including attorneys, accountants, consultants, financial advisors, financing sources and any representatives of such advisors or financing sources).

1.42.        “Restraint” has the meaning set forth in Section 7.1(b).

1.43.        “Revised Operating Agreement” has the meaning set forth in the Recitals.

1.44.        “Securities Act” has the meaning set forth in Section 5.5.

1.45.        “Series C Preferred Units” has the meaning set forth in the Recitals.

1.46.        “Subsidiary” means, with respect to any Person, any corporation or other entity of which such Person has, directly or indirectly, (a) ownership of securities or other interests having the power to elect a majority of the Board of Directors or similar governing body of such corporation or other entity or (b) the power to direct the business and policies of that corporation or other entity.

1.47.        “Tax Authority” means any Governmental Entity or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

1.48.        “Tax Returns” means any report, return, election, document, estimated tax filing, declaration or other filing required to be provided to any Tax Authority or jurisdiction with respect to Taxes, including any amendments thereto.

1.49.        “Taxes” means all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including Income Taxes, all federal, state, local, municipal, county, foreign and other franchise, profits, capital gains, capital stock, capital structure, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under Code Section 59A), alternative minimum, add-on, value-added, withholding and other taxes of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, and additional amounts imposed by any governmental authority (domestic or foreign) with respect to a Tax, and penalties and interest thereon.

1.50.        “WTA” has the meaning set forth in the Recitals.

ARTICLE 2

Sale and Purchase of Series C Preferred Units

2.1           Sale and Purchase of Series C Preferred Units.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, CCR shall issue and sell, and each Purchaser shall purchase from CCR and subscribe for, the number of Series C Preferred Units set forth immediately to the right of such Purchaser’s name below, for a total of 75,000 Series C Preferred Units:

	Number of	Aggregate
Purchaser	Series C Preferred Units	Consideration

Millennium	10,000	$10,000,000

AcquisitionCo	46,625	$46,625,000

Crown One	9,188	$9,188,000

Crown Two	9,187	$9,187,000

The terms, limitations and relative rights and preferences of the Series C Preferred Units shall be as set forth in the Revised Operating Agreement.

The Company’s agreement with each Purchaser is a separate agreement and the sale of Series C Preferred Units to each such Purchaser is a separate sale.  No Purchaser shall have any responsibility or obligation for the performance by any other Purchaser of such other Purchaser’s obligations under this Agreement.

2.2           Consideration.  The consideration for each Series C Preferred Unit shall be One Thousand Dollars ($1,000), payable in cash at the Closing, and accordingly, the aggregate consideration paid by a Purchaser for the Series C Preferred Units purchased by such Purchaser hereunder shall be the amount set forth under “Aggregate Consideration” to the right of such Purchaser’s name in Section 2.1 above (with respect to each Purchaser, such consideration being referred to herein as the “Preferred Purchase Price”).

2.3           Closing Deliveries of CCR.  At the Closing, CCR shall deliver, or cause to be delivered, to the Purchasers the following (in addition to any other documents required to be delivered to the Purchasers by or on behalf of CCR pursuant to any other provisions of this Agreement):

(a)           a certificate duly executed by CCR, dated as of the Closing Date, certifying as to the satisfaction of the conditions in Section 7.2(a) and Section 7.2(b);

(b)           for each Purchaser, certificates representing the Series C Preferred Units purchased by such Purchaser;

(c)           execution copies of each of the Credit Agreements; and

(d)           such other instruments, assignments, waivers, consents or other documents as the Purchasers may reasonably request to evidence the satisfaction of all conditions precedent set forth in ARTICLE 7 or to consummate the transactions contemplated by this Agreement.

2.4           Closing Deliveries of the Purchasers.  At the Closing, each Purchaser shall deliver the following (in addition to any other documents required to be delivered by such Purchaser pursuant to any other provisions of this Agreement):

(a)           to CCR, such Purchaser’s Preferred Purchase Price for the Series C Preferred Units being purchased by such Purchaser hereunder;

(b)           to CCR, a certificate duly executed by such Purchaser, dated as of the Closing Date, certifying as to the satisfaction of the conditions in Section 7.3(a) and Section 7.3(b) as such conditions relate to such Purchaser;

(c)           to each other Purchaser, counterpart originals of the Revised Operating Agreement, duly executed by such Purchaser; and

(d)           such other instruments, assignments, waivers, consents or other documents as CCR may reasonably request to evidence the satisfaction of all conditions precedent set forth in ARTICLE 7 or to consummate the transactions contemplated by this Agreement.

2.5           Closing Deliveries of the Parent.  At the Closing, the Parent shall deliver to CCR the following (in addition to any other documents required to be delivered by the Parent pursuant to any other provisions of this Agreement):

(a)           a certificate duly executed by the Parent, dated as of the Closing Date, certifying as to the satisfaction of the conditions in Section 7.3(a) and Section 7.3(b) as such conditions relate to the Parent; and

(b)           such other instruments, assignments, waivers, consents or other documents as CCR may reasonably request to evidence the satisfaction of all conditions precedent set forth in ARTICLE 7 or to consummate the transactions contemplated by this Agreement.

ARTICLE 3

Closing

3.1           Closing.  The closing of the sale and purchase of the Series C Preferred Units and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Munger, Tolles & Olson LLP, Los Angeles, California at 10:00 a.m. local time (or such other time, place and date as the Purchasers and CCR may mutually agree) as soon as practicable, but no later than two (2) Business Days after the first date on which all the conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived.

3.2           Closing Date.  The date on which the Closing occurs is referred to as the “Closing Date”.

ARTICLE 4

Representations and Warranties Regarding the Companies

Except as set forth in the Schedules attached hereto (provided that a listing of an item in one Schedule shall be deemed to be a listing in each other Schedule to which such item relates only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to another section), CCR hereby represents and warrants to the Parent and the Purchasers as follows:

4.1           Company Organization and Good Standing.  Each Company (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (except where such concepts are not applicable), (b) has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and (c) is duly qualified or licensed to transact business and is in good standing in each state or jurisdiction in which the ownership, operation or leasing of its property or the conduct of its business requires such qualification or license, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

4.2           CCR Authority; Enforceability.  CCR has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of CCR, and no other company action on the part of CCR or any of its members is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement, when duly executed by the other parties hereto, will constitute legally valid and binding obligations of CCR enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity.

4.3           Capitalization; Valid Issuance.  (a)  Schedule 4.3(a) to this Agreement contains a complete and accurate description of the ownership structure of the Companies (including the identity of each equityholder and its percentage ownership of each Company).  The Companies do not have any other Subsidiaries or own any stock of, or any equity participation in, any Person, except as set forth on Schedule 4.3(a) to this Agreement.  The equity interests of each Company as set forth on Schedule 4.3(a) to this Agreement constitute all of the issued and outstanding equity interests of such Company.  All of the issued and outstanding equity interests of each Company have been duly authorized and are validly issued, fully paid (if applicable) and nonassessable (if applicable) and none of them has been issued in violation of preemptive or similar rights.  There are no declared or accrued but unpaid dividends or distributions with regard to any issued and outstanding equity interests of any Company, other than distributions by CCR to its members for payment of Taxes in accordance with the Governing Documents of CCR.

(b)           Except as set forth on Schedule 4.3(b), (i) there are no equity interests in any Company reserved for issuance or subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights, agreements, obligations, convertible, exercisable or exchangeable securities, or other commitments, contingent or otherwise, relating to equity interests in any of the Companies, (ii) there are no outstanding or authorized membership interests, stock appreciation, phantom stock, profit participation, or similar rights for which any Company has any obligation or liability, and there are no issued and outstanding bonds, indentures, notes or other Indebtedness having the right to vote (or convertible into, exchangeable or exercisable for, or creating the right to subscribe for or acquire securities that have the right to vote) on any matters on which owners or members of any Company may vote, and (iii) there are no shareholder agreements, proxies, voting trusts or other agreements or understandings to which any Company is a party or by which any Company is bound relating to the voting or registration of any equity interests of a Company or preemptive rights with respect thereto.

(c)           The Series C Preferred Units being purchased by the Purchasers pursuant to this Agreement will, upon issuance pursuant to the terms of this Agreement, (i) be duly authorized and validly issued Series C Preferred Units of CCR, and (ii) have the rights and privileges set forth in the Revised Operating Agreement.

4.4           Consents and Approvals.  No material consent, approval, order or authorization of any third party that is not a Governmental Entity is required for the execution, delivery and performance of this Agreement by CCR.  Except for the Gaming Approvals, no notices, reports, registrations or other filings are required to be made by any of the Companies with, nor are any consents, approvals or Governmental Authorizations required to be obtained by any of the Companies from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement, in each case except for those the failure of which to make or obtain, individually or in the aggregate, are not material to its ability to perform its obligations hereunder or thereunder and are not reasonably likely to prohibit or materially restrict or delay the consummation of the transactions contemplated hereby or thereby.

4.5           No Violations.  The execution and delivery of this Agreement by CCR does not, and the consummation by CCR of the transactions contemplated hereby will not (a) violate, breach, conflict with or contravene any provision of the Governing Documents of CCR or (b) assuming all notices, reports, registrations, filings, consents, approvals and other Governmental Authorizations contemplated by Section 4.4 having been made or obtained, as applicable, violate, breach, contravene or conflict with any applicable Law, other than such violations that would be immaterial or would not have a Material Adverse Effect.

4.6           Governmental Authorizations; Compliance with Laws.  (a)  To the Companies’ knowledge, the Companies have obtained and maintain in full force and effect all material Governmental Authorizations required to substantially conduct the Business of the Companies as it is presently being conducted, and for the lawful ownership, leasing, use and operation of their respective properties and assets, in each case, except for such Governmental Authorizations the failure to have, obtain or maintain are not material to the ability of CCR to perform its obligations hereunder and are not reasonably likely to prohibit or materially restrict or delay the consummation of the transactions contemplated hereby.  To the Companies’ knowledge, there has occurred no material violation of or default under any such Governmental Authorization.  To the Companies’ knowledge, none of the Companies has received a currently effective written notice, or has knowledge of any other notice, indicating that any such Governmental Authorizations will be revoked or will not be renewed or will only be renewed in a manner that would prohibit or materially restrict the Companies from conducting their material operations in the ordinary course of business consistent with past practice.

(b)           To the Companies’ knowledge, each of the Companies is in compliance in all material respects with all Laws and Orders applicable to the Business.

ARTICLE 5

Representations and Warranties Regarding the Purchasers and the Parent

Each of Millennium and AcquisitionCo, severally and not jointly, and each Crown Party, jointly and severally with respect to any and all representations and warranties made by a Crown Party (except that the Parent is not making the representations and warranties in Sections 5.5, 5.6, 5.7 and 5.8 with respect to itself, but rather, is making such representations and warranties jointly and severally with respect to Crown One and Crown Two), hereby represents and warrants to CCR as follows:

5.1           Organization and Good Standing.  It (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (except where such concepts are not applicable), (b) has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and (c) is duly qualified or licensed to transact business and is in good standing in each state or jurisdiction in which the ownership, operation or leasing of its property or the conduct of its business requires such qualification or license, except for failures to so qualify or be licensed or in good standing that, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or materially restrict or delay its performance of this Agreement.

5.2           Authority; Enforceability.  It has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of it, and no other company action on the part of its or any of its equityholders is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement, when duly executed by the other parties hereto, will constitute its legally valid and binding obligations, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity.

5.3           Consents and Approvals.  No material consent, approval, order or authorization of any third party that is not a Governmental Entity is required for the execution, delivery and performance of this Agreement by it.  Except for the Gaming Approvals, no notices, reports, registrations or other filings are required to be made by it with, nor are any consents, approvals or Governmental Authorizations required to be obtained by it from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by it, in each case except for those the failure of which to make or obtain, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or materially restrict or delay its performance of this Agreement.

5.4           No Violations.  The execution and delivery of this Agreement by it do not, and the consummation by it of the transactions contemplated hereby will not (a) violate, breach, conflict with or contravene any provision of its Governing Documents or (b) assuming all notices, reports, registrations, filings, consents, approvals and other Governmental Authorizations contemplated by Section 5.3 have been made or obtained, as applicable, violate, breach, contravene or conflict with any applicable Law, other than such violations which, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or materially restrict or delay the consummation of the transactions contemplated hereby.

5.5           Securities Act.  It is acquiring the Series C Preferred Units for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in any manner that would be in violation of the Securities Act.  It has not, directly or indirectly, offered the Series C Preferred Units to anyone or solicited any offer to buy the Series C Preferred Units from anyone, so as to bring the offer and sale of the Series C Preferred Units within the registration requirements of the Securities Act.  It will not sell, convey, transfer or offer for sale any of the Series C Preferred Units except upon compliance with the Revised Operating Agreement, the Securities Act and any applicable state securities or “blue sky” Laws or pursuant to any exemption therefrom.

5.6           Investor Status.  It certifies and represents to CCR that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  Its financial condition is such that it is able to bear the risk of holding the Series C Preferred Units for an indefinite period of time and the risk of loss of its entire investment.  It has been afforded the opportunity to ask questions of and receive answers from the management of CCR concerning this investment and has sufficient knowledge and experience in investing in companies similar to CCR so as to be able to evaluate the risks and merits of its investment in CCR.

5.7           Securities Not Registered.  It understands that the Series C Preferred Units have not been registered under the Securities Act, by reason of their issuance by CCR in a transaction exempt from the registration requirements of the Securities Act, and that the Series C Preferred Units must continue to be held by it unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.  It understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

5.8           Tax Matters.  It is a United States person within the meaning of Section 7701(a)(30) of the Code.  It shall deliver to CCR an IRS Form W-9 in connection with its acquisition of the Series C Preferred Units hereunder and at any other time reasonably requested by CCR.

ARTICLE 6

Covenants of the Parties

6.1           Crown Consent.  For purposes of Section 6.13 of the Current Operating Agreement, each of Crown One and Crown Two hereby consents to the issuance of the Series C Preferred Units pursuant hereto and as permitted pursuant to Section 2.5(b) of the Revised

Operating Agreement, the relative rights, preferences and powers of which are set forth in the Revised Operating Agreement.

6.2           Cooperation.  (a)  Each party will cooperate with the other in taking, or causing to be taken, all appropriate actions and all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including preparing and filing as promptly as reasonably practicable all documentation to obtain all Governmental Authorizations.

(b)           In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the transactions contemplated by this Agreement, each of the parties shall cooperate in all respects with each other to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits or materially restricts or delays consummation of the transactions contemplated by this Agreement.

(c)           The parties mutually agree to cooperate with each other (i) to, as promptly as practicable after the date hereof, obtain all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority (including the receipt of informal advice from the Gaming Authority that no filing or permit is required, including with respect to any Affiliates or Licensed Persons) required to permit the parties hereto to consummate the transactions contemplated by this Agreement (collectively, “Gaming Approvals”), (ii) to avoid any action or proceeding by any Gaming Authority challenging the consummation of the transactions contemplated hereby, (iii) to make or cause to be made all necessary filings, and thereafter make or cause to be made any other required submissions with respect to this Agreement and the transactions contemplated hereby, as required under the Gaming Laws, (iv) to schedule and attend (or cause to be scheduled and attended) any hearings or meetings with Gaming Authorities to obtain the Gaming Approvals as promptly as possible and (v) to act diligently and promptly to pursue any and all of the foregoing as necessary to obtain the Gaming Approvals.

(d)           All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments and proposals made by or on behalf of the Purchasers, the Parent or any Licensed Person before any Governmental Authority, including any Gaming Authority, or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but for the avoidance of doubt, not including any interactions between the Purchasers or the Companies with Governmental Authorities in the ordinary course of the conduct of their business operations, any disclosure which is not permitted by Law, or any disclosure containing confidential information or unrelated to the transaction contemplated by this Agreement) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will notify, consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments and proposals, with the final materials regarding the purchase of the Series C Preferred Units being subject to the approval of CCR’s counsel.  Each of the Crown Parties, on the one hand, and Millennium, AcquisitionCo and CCR, on the other hand, shall give notice to each other with respect to any meeting, discussion, appearance, or material contact or meeting with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide such other party with the opportunity to attend and participate in such meeting, discussion, appearance or material contact or meeting.

(e)           Notwithstanding anything to the contrary herein, the parties agree that counsel for CCR may, at its discretion, direct the strategy for obtaining the Gaming Approvals required to consummate the purchase of the Series C Preferred Units and coordinate and participate in any and all appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments and proposals made before any Governmental Authority, including any Gaming Authority, or the staff or regulators of any Governmental Authority, in connection with the purchase of the Series C Preferred Units, with the cooperation of the Crown Parties and their counsel; provided that at the reasonable request of Licensed Persons outside the control of the Crown Parties, CCR, Millennium and AcquisitionCo agree that counsel for CCR shall not participate in the portion of any appearance, meeting, or discussion before the Gaming Authorities which involves confidential information of such Licensed Persons.

(f)            Notwithstanding anything to the contrary herein, the parties agree that counsel for the Crown Parties may, at its discretion, direct the strategy for obtaining the Gaming Approvals required to consummate the conversion of the Series B Preferred Units to Series A2 Preferred Units and coordinate and participate in any and all appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments and proposals made before any Governmental Authority, including any Gaming Authority, or the staff or regulators of any Governmental Authority, in connection therewith, with the cooperation of CCR and its counsel.

6.3           Guarantee.  (a)  The Parent absolutely, unconditionally and irrevocably guarantees to CCR, Millennium and AcquisitionCo the due and punctual observance, performance and discharge of all of the covenants, agreements, obligations and liabilities of Crown One and Crown Two pursuant to this Agreement, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired from the date hereof through the Closing Date (the “Obligations”).

(b)           The Parent agrees that the obligations of the Parent hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of CCR, Millennium or AcquisitionCo to assert any claim or demand or to enforce any right or remedy against Crown One or Crown Two, (ii) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of provisions of this Agreement, (iii) any change in the corporate existence, structure or ownership of Crown One or Crown Two, (iv) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Crown One or Crown Two, (v) any lack of validity or enforceability of this Agreement, (vi) the existence of any claim, set-off or other rights which the Parent may have at any time against CCR or any of the Purchasers, whether in connection with the Obligations or otherwise, and (vii) any other act or omission which might in any manner or to any extent vary the risk of the Parent or otherwise operate as a release or discharge of the Parent, all of which may be done without notice to the Parent.  None of CCR, Millennium or AcquisitionCo shall be bound or obliged to exhaust their recourse against Crown One or Crown Two or pursue any other remedy whatsoever before being entitled to demand the satisfaction of the Obligations by the Parent hereunder.  To the fullest extent permitted by Law, the Parent hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by CCR, Millennium or AcquisitionCo.  The Parent acknowledges that it will receive substantially direct and indirect benefits from the transactions contemplated by this Agreement and that the waivers set forth herein are knowingly made in contemplation of such benefits.  Notwithstanding anything to the contrary herein, the Parent’s obligations under this guarantee shall be subject to any and all claims, defenses, setoffs or other rights of or available to Crown One and Crown Two.

(c)           The guarantee set forth in this Section 6.3 shall remain in full force and effect and shall be binding on the Parent, its successors and assigns until all of the Obligations have been indefeasibly paid, observed, performed or satisfied in full.

6.4           Use of Proceeds.  CCR shall use the aggregate Preferred Purchase Price received hereunder promptly to make payments in respect of the Companies’ debt facilities in partial repayment of outstanding Indebtedness of the Companies as of the Closing Date.

ARTICLE 7

Conditions to Closing

7.1           Conditions to the Obligations of All Parties.  The obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions.

(a)           Regulatory Approval.  Any and all Gaming Approvals required to be obtained prior to the Closing to consummate the transactions contemplated by this Agreement shall have been obtained.

(b)           No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity (other than a failure to obtain any Gaming Approval) (each, a “Restraint”) shall be in effect which prohibits, restrains or renders illegal the consummation of the transactions contemplated by this Agreement; provided that prior to asserting this condition, the party asserting this condition  shall have used its reasonable best efforts to prevent the entry of any such Restraint and to appeal as promptly as practicable any judgment that may be entered.

7.2           Conditions to the Obligations of the Purchasers and the Parent.  The several obligation of each Purchaser and the Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of CCR contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be in compliance with the standard set forth above would not have a Material Adverse Effect.

(b)           Covenants.  CCR shall have performed in all material respects all obligations required to be performed by it under this Agreement.

(c)           Credit Agreements.  Each of the Credit Agreements shall be in full force and effect and, immediately after giving effect to the issuance of the Series C Preferred Units and the use of proceeds therefrom, there shall not exist (i) any default or event of default under any of the Credit Agreements, or (ii) event that with the giving of notice or lapse of time, or both, would result in a default or event of default under any of the Credit Agreements.

(d)           Purchase by Other Purchasers.  Each of the other Purchasers shall have purchased the Series C Preferred Units to be purchased by it as set forth in Section 2.1.

(e)           Closing Deliveries.  The Purchasers shall have received the deliverables set forth in Section 2.3.

7.3           Conditions to the Obligations of CCR.  The obligation of CCR to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Parent and the Purchasers contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality, which representations and warranties shall be true and correct in all respects), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be in compliance with the standard set forth above would not prohibit or materially restrict the performance of this Agreement by the Parent or the Purchasers.

(b)           Covenants.  The Parent and each Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement.

(c)           Closing Deliveries.  CCR shall have received the deliverables set forth in Section 2.4.

ARTICLE 8

Termination

8.1           Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by written consent of CCR, Millennium, AcquisitionCo, and the Parent; or

(b)           automatically, without any further action on the part of any party, if the Closing shall not have occurred on or before 5:00 pm (New York City time) on May 31, 2010.

8.2           Effect of Termination.  Each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to Section 8.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 8.2 (Effect of Termination), 9.5 (Applicable Law), 9.6 (Enforcement), 9.7 (Waiver of Jury Trial), 9.9 (Transaction Expenses) and 9.14 (Notices) will survive; provided, that, a party’s right to pursue all legal remedies against another party hereto for breaches of this Agreement prior to the effective date of a termination hereof will survive such termination unimpaired.

8.3           Gaming Approvals.  Without limitation of a party’s express obligations herein, it is understood and agreed by the parties hereto that none of the Purchasers or the Parent shall be in breach or violation of their respective obligations under this Agreement solely as a result of the failure to obtain any Gaming Approval, or the failure of any Persons affiliated or associated with the Parent or the Purchasers that may need to be licensed under applicable Gaming Laws to receive any Gaming Approval, required to consummate the transactions contemplated hereby.

ARTICLE 9

General

9.1           Entire Agreement.  This Agreement, including the Annex and Schedules hereto, constitute the entire agreement and understanding and supersede all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Affiliate or Representative of any party hereto.  Except for the documents referred to in the immediately preceding sentence, there are no covenants, agreements, undertakings or obligations with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein and no representations or warranties of any kind or nature whatsoever, express or implied, including any implied warranties of merchantability or fitness for a particular purpose, are made or shall be deemed to be made herein by the parties hereto except those expressly made herein.

9.2           No Third Party Rights or Obligations.  Nothing in this Agreement, express or implied, is intended to confer any rights or remedies of any nature whatsoever, or impose any burden or obligation of any nature whatsoever, upon any Person other than the parties hereto, under or by reason of this Agreement or any provision of this Agreement, and  this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of, and the sole and exclusive burden of, the parties to this Agreement and their respective successors and permitted assigns.

9.3           Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties agree and acknowledge that delivery of a signature by facsimile or by electronic delivery in .pdf or .tiff format shall constitute execution by such signatory.

9.4           Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning, construction or interpretation of, this Agreement.

9.5           Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware, regardless of the Laws that might otherwise govern under the applicable principles of conflicts of laws.

9.6           Enforcement.  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law and that money damages would not be sufficient in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable relief (without bond or other security being required) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal and state courts located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court in the State of Delaware.

9.7           Waiver of Jury Trial.  Each party to this Agreement waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

9.8           Waiver of Conditions.  (a)  No claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties hereto.  No waiver that may be given by a party will be applicable except in the specific instance for which it is given.  No notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(b)           Except as otherwise set forth herein, the rights and remedies of the parties hereto are cumulative and not alternative. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.  The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

9.9           Transaction Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including the fees and expenses of its counsel, accountants and other experts, except as expressly provided herein.  All fees associated with the legal services of Munger, Tolles & Olson, LLP, Brownstein Hyatt Farber Schreck, and Fox Rothschild LLP and all other service providers to CCR in connection with this Agreement shall be paid by CCR at the Closing.

9.10         Construction.  Each party has been represented by counsel of its choice in the negotiation of this Agreement.  This Agreement shall be deemed to have been drafted by each of the parties hereto jointly, and no rule of construction shall be invoked respecting the authorship hereof.

9.11         Severability.  In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

9.12         Amendments.  This Agreement may only be amended by a written document signed by the parties hereto.  Until such an amendment is signed by all parties, any other agreements, understandings, writings or oral promises or representations that are at odds with the terms of this Agreement will be of no effect and will not in any way be binding upon the parties.

9.13         Assignments.  (a)  None of the Purchasers nor the Parent may assign any of their rights or obligations under this Agreement without the prior written consent of CCR and any purported assignment without such consent shall be void, except that any of the Purchasers may assign this Agreement to its direct or indirect wholly-owned Affiliate; provided that such assignment shall not unduly delay or hinder the obtaining or completion of the Gaming Approvals required by Section 7.1(a) hereof.

(b)           CCR may not assign any of its rights or obligations under this Agreement without the prior written consent of the Purchasers and any purported assignment without such consent shall be void.

9.14         Notices.  All notices, requests, instructions, claims, demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by a nationally recognized, overnight courier service (with tracking capability), or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (with confirmation), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses:

If to Crown One or Crown Two:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware  19801

Attention:   Scott Lascala

Service of Process Department

Facsimile:   (302) 655-7813

With a copy to:

Crown Limited

8 Whiteman Street

Southbank, Victoria 3006

Australia

Attn:  Company Secretary

Facsimile:  + 61 3 9292 8815

and

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York  10036

Attn:       Patricia Moran

Facsimile:  (212) 735-2000

If to the Parent:

Crown Limited

8 Whiteman Street

Southbank, Victoria 3006

Australia

Attn:  Company Secretary

Facsimile:  + 61 3 9292 8815

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York  10036

Attn:       Patricia Moran

Facsimile:  (212) 735-2000

If to CCR:

Cannery Casino Resorts, LLC

9107 West Russell Road

Las Vegas, Nevada  89148

Attn:  Managers

Facsimile:  (702) 856-5101

With a copy to:

OCM Holdco, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, California   90071

Attn:  Stephen A. Kaplan

Facsimile:  (213) 830-6377

and

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California  90071

Attn:  Sandra A. Seville-Jones

Facsimile:  (213) 683-5126

If to Millennium or AcquisitionCo:

Millennium Gaming, Inc.

9107 West Russell Road

Las Vegas, Nevada  89148

Attn:  Chief Executive Officer

Facsimile:  (702) 856-5101

and

OCM Holdco, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, California   90071

Attn:  Stephen A. Kaplan

Facsimile:  (213) 830-6377

With a copy to:

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California  90071

Attn:  Sandra A. Seville-Jones

Facsimile:  (213) 683-5126

or to such other Persons or addresses as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

9.15         Further Assurances.  Without limiting the provisions of Section 6.2, the parties hereto shall use commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.16         Confidentiality.  The disclosure of confidential or proprietary information by the parties shall be governed by the terms and conditions of the terms of the Current Operating Agreement, and on and after the Closing, the terms and conditions of the Revised Operating Agreement.  Notwithstanding anything to the contrary set forth herein or in any other understanding or agreement between the parties hereto, the parties acknowledge and agree that any obligations of confidentiality contained herein and therein shall not apply to the tax treatment and tax structure of this Agreement upon the earlier to occur of (a) the date of the public announcement of discussions relating to the sale and purchase described herein, (b) the date of the public announcement of sale and purchase described herein, or (c) the date of the execution of this Agreement, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that the foregoing is not intended to affect each party’s privilege to maintain, in its sole discretion, the confidentiality of communications with its attorneys or with a federally authorized tax practitioner under Section 7525 of the Code.

9.17         Additional Rules of Construction.  The following provisions shall be applied wherever appropriate herein:

(a)           “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(b)           all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(c)           all pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require;

(d)           the words “include” and “including” and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words “without limitation”;

(e)           all accounting terms not specifically defined herein shall be construed in accordance with GAAP;

(f)            the captions and descriptive headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof;

(g)           any references herein to a particular Section, Article, Annex or Schedule means a Section or Article of, or an Annex or Schedule to, this Agreement unless another agreement is specified;

(h)           the Annex and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement as if fully set forth herein; and

(i)            all references to “$” or “Dollars” shall mean United States Dollars.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

CROWN PARTIES:

CROWN CCR GROUP INVESTMENTS ONE, LLC

By:	/s/ Todd Nisbet
	Name:	Todd Nisbet
	Title:	Manager

CROWN CCR GROUP INVESTMENTS TWO, LLC

By:	/s/ Todd Nisbet
	Name:	Todd Nisbet
	Title:	Manager

CROWN LIMITED

By:	/s/ Rowen Craigie
	Name:	Rowen Craigie
	Title:	Director

[Purchase Agreement Signature Page]

S-1

CCR:

CANNERY CASINO RESORTS, LLC

By:	/s/ William C. Wortman
	Name:	William C. Wortman
	Title:	Manager

OTHER PURCHASERS:

MILLENNIUM GAMING, INC.

By:	/s/ William C. Wortman
	Name:	William C. Wortman
	Title:	Chief Executive Officer

OCM ACQUISITIONCO, LLC

By:	/s/ Stephen A. Kaplan
	Name:	Stephen A. Kaplan
	Title:	Manager

By:	/s/ Ronald N. Beck
	Name:	Ronald N. Beck
	Title:	Manager

[Purchase Agreement Signature Page]

S-2